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                                                                  Exhibit 10.45

LEASE CONTRACT ENTERED INTO BY FABRICANTES TECNICOS, S.A. DE C.V., REPRESENTED HEREIN BY MR. RANDY MARKS, IN HIS CAPACITY AS ATTORNEY-IN-FACT OF THE COMPANY, HEREINAFTER REFERRED TO AS THE "LESSOR" AND, DELPHI AUTOMOTIVE SYSTEMS, S.A. DE C.V., REPRESENTED HEREIN BY MR. JAMES P. FLANAGAN, IN HIS CAPACITY AS SECRETARY OF THE CORPORATION, HEREINAFTER REFERRED TO AS "LESSEE", IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

                                    RECITALS

I. LESSOR states that, it is the owner of a tract of land which is located at 1620 Plutarco Elias Calles in Ciudad Juarez, Chihuahua, with an approximate land surface area of 22,862.45 square meters (equivalent to 246,000 square feet), said plat of land is shown on Exhibit "A" herein, and that it does not have any legal impediments of any kind to enter into this LEASE CONTRACT.

II. LESSEE states that it is a stock Corporation legally incorporated in accordance to Mexican Law that it knows the LEASED PROPERTY, as defined below, its present conditions and that pursuant to its operating needs, it wishes to lease the LEASED PROPERTY referred to by the LESSOR under recital first herein.

In consideration of the above recitals, the LESSOR and the LESSEE have decided to enter into this LEASE CONTRACT pursuant to the following:

                                    CLAUSES

FIRST.- THE LEASED PROPERTY.-

Under the terms of this LEASE CONTRACT, the LESSOR hereby agrees to deliver in lease to the LESSEE as of the beginning of its term, the use and temporary possession of a plot of land, to which reference has been made on Recital I herein.

Said plot of land, is shown on Exhibit "A" herein, hereinafter referred to as the "LEASED PROPERTY".

SECOND.- OWNERSHIP OF THE LEASED PROPERTY.-

LESSOR states that it has the clear and complete ownership rights of the LEASED PROPERTY

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and that the LESSEE shall have the quiet enjoyment of same. Similarly LESSOR and LESSEE agree that as provided under Article 2308 of the Civil Code for the State of Chihuahua, this LEASE CONTRACT will survive any foreclosure of any lien or mortgage, and any default in payment of any such lien or mortgage shall no way prejudice the terms and conditions of this LEASE CONTRACT or any extension thereof, and that any amendments to such mortgages or any new mortgages on the LEASED PROPERTY shall contain a provision acknowledging the existence and duration of this LEASE CONTRACT.

THIRD.- DELIVERY OF THE LEASED PROPERTY.-

LESSOR will deliver the LEASED PROPERTY to the LESSEE ready to be occupied precisely on the dates stipulated for the initiation of the term herein agreed to.

FOURTH.- USE OF THE LEASED PROPERTY.-

The LESSEE shall use the LEASED PROPERTY only for parking lot and sports facility in support of the expansion of its office center located on a separate parcel adjacent to the LEASED PROPERTY.

FIFTH.- ASSIGNMENT AND SUBLETTING.-

LESSEE may not sublet or assign or otherwise transfer the rights and obligations derived from this LEASE CONTRACT without the prior written consent of LESSOR, which may be withheld for any reason, unless the assignment or subletting is in favor of another corporation subsidiary of LESSEE or its parent company, case in which LESSOR's consent is not required.

In the event this LEASE CONTRACT is assigned or sublet, LESSEE, in its capacity as guarantor (fiador), shall be jointly liable with the sublessee or assignee for the full payment of the lease rentals and all other obligations assumed hereunder and irrevocably shall waive the benefits of order and excuse (orden y excusion) and of prior judgment, levy and execution provided in Articles 2708, 2709, 2710, 2173 and 2717 of the Civil Code for the State of Chihuahua.

SIXTH.- LEASE PRICE.-

During the total term of the LEASE CONTRACT, the LESSEE shall pay as rent for the LEASED PROPERTY the amount of U.S.$305,000.00 (THREE HUNDRED AND FIVE THOUSAND DOLLARS 00/100) U.S. Currency, per year, plus I.V.A. Tax and payable in monthly payments of $25,416.67 (TWENTY FIVE THOUSAND FOUR HUNDRED AND SIXTEEN DOLLARS 67/100) U.S. Currency, in advance, on the first day of each month during the term herein contemplated at the LESSOR's address which is indicated in Clause Nineteenth unless LESSOR notifies LESSEE in writing that the rental payments should be paid to any other person or be paid in a different place within or outside the Republic of Mexico.

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In the event LESSOR does not receive the rent within six days after it is due,
LESSEE shall pay LESSOR a penalty equal to five percent of the payment due.

Should the lease term begin on a day other than the first day of a calendar month, the LESSEE shall pay on the first day of the term, the prorate net rent for the period intervening between the day of the beginning of the term and the first day of the first calendar month following.

LESSOR and LESSEE agree that the base value of the LEASED PROPERTY is $3,050,000.00 (THREE MILLION AND FIFTY THOUSAND DOLLARS) U.S. Currency.

SEVENTH.- TAXES AND UTILITIES.-

The LESSEE, during the terms hereof, shall pay all taxes assessed on the LEASED PROPERTY, the LEASE CONTRACT or any combination of both, with the only exception for the 2% Assets Tax and the Income Tax assessed by the Federal Government upon the LESSOR. In order that the LESSEE is able to comply with the obligation indicated on this Clause, the LESSOR agrees to timely provide those documents or notices to LESSEE to enable the LESSEE to carry out such obligations.

The LESSEE or LESSOR may bring appropriate proceedings in the name of the LESSOR, the LESSEE or both, for contesting the validity of any assessment on the LEASED PROPERTY or amount of taxes imposed thereon, or to recover payments of same. Each one of the parties will cooperate with the other in respect to the proceedings. The net amount recuperated of any tax, after paying all the expenses, will be returned to the LESSEE or to the LESSOR depending on his interest.

The LESSEE is also responsible for the procurement, obtainment, contracting and hook-up of all utilities, such as gas, water, sewage, electricity, and telephone lines, as well as for the payment of such utilities. LESSOR represents that these services are available at the boundary of the LEASED PROPERTY.

EIGHTH.- MAINTENANCE.-

LESSEE shall, at all times during the whole LEASE CONTRACT term, maintain at its own cost and expense the LEASED PROPERTY.

NINTH.- ALTERATIONS/MODIFICATIONS.-

LESSEE may not make any alterations or modifications to the LEASED PROPERTY or existing improvements without the prior written consent of LESSOR. LESSEE's design of the LEASED PROPERTY and all structures must be approved by LESSOR in advance and in writing. LESSEE shall be responsible to confirm that all alterations and modifications are in compliance with all applicable laws and regulations. No mature trees shall be removed from the LEASED PROPERTY, without the prior written consent of LESSOR.

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LESSOR shall have 30 days to approve or disapprove the design of any additional improvement that LESSEE may wish to carry out on the LEASED PROPERTY, and such term shall be counted as of the date the design is submitted to LESSOR's approval.

All demolition of existing structures and reshaping of landscaping, as well as all improvements carried out on the LEASED PROPERTY by LESSEE shall be at the sole cost and expense of the LESSEE.

Upon termination of the LEASE CONTRACT, LESSEE shall be responsible for and bear all costs and expenses resulting from the removal or demolishing of the alterations or improvements carried out on the LEASED PROPERTY, unless LESSEE receives the written confirmation from LESSOR that said alterations or improvements made on the LEASED PROPERTY may remain therein, at no cost to LESSOR; therefore, LESSEE shall waive its rights set down in Article 2322 of the Civil Code for the State of Chihuahua.

TENTH.- LIABILITIES OF THE PARTIES.-

In accordance with applicable law, the LESSOR guarantees to the LESSEE the use and peaceful enjoyment of the LEASED PROPERTY during the full term of the LEASE CONTRACT and the LESSEE covenants and agrees to use the LEASED PROPERTY only for the purpose herein stipulated and in accordance with the nature and intended usage of the LEASED PROPERTY.

ELEVENTH.- INSURANCE.-

During the term of this LEASE CONTRACT and any extension thereof, LESSEE shall, at its own cost and expense, maintain, provide and keep in force by advance payment of premiums, general public liability insurance coverage for the benefit and protection of LESSEE and LESSOR, as their interests may appear, in an amount not less than $100,000.00 Dollars combined single limit for personal injury, and property damage, or in such greater amounts of insurance coverage as LESSOR may from time to time reasonably require, insuring against any liability of LESSEE, its agents, servants, employees and representatives arising out of or in connection with the use or occupancy of the LEASED PROPERTY by LESSEE, it agents, servants, employees, representatives, contractors, licensees, invitees or guests. Such insurance policy shall be with a company or companies reasonably acceptable to LESSOR and authorized to do business in the State of Chihuahua, and shall be maintained by LESSEE in full force and effect during the entire term of this LEASE CONTRACT. LESSEE shall provide LESSOR with a copy of the policy and with annual certificates indicating such policy is in full force and effect and providing for 30 days written notice to LESSOR prior to cancellation or material change in the policy. Should LESSEE fail to carry such insurance or to provide LESSOR with the required insurance certificate after notification from LESSOR to do so, LESSOR, as LESSEE's agent, shall have the right to obtain such insurance or certificates and LESSEE shall pay the cost thereof to LESSOR upon demand.

TWELFTH.- TERM.-

The terms of this LEASE CONTRACT shall be for a period of 120 (one hundred and twenty)

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months, commencing as of the date of execution hereof and terminating on the month of January 2006.

Notwithstanding the contents of the previous paragraph, the parties hereby agree that LESSEE shall have the right to renew the LEASE CONTRACT for an additional and consecutive sixty month period by giving LESSOR at least six months advance written notice of its intention to do so. The option to renew the LEASE CONTRACT term, can not be exercised if the parties do not agree on the rental consideration for this additional LEASE CONTRACT term.

If the parties agree on the rental consideration all other terms and conditions of the LEASE CONTRACT shall remain in full force and effect during such additional term, except that the option to purchase contained in the Thirteenth Clause, would no longer be available to LESSEE.

THIRTEENTH.- OPTION TO PURCHASE THE LEASED PROPERTY.-

As long as LESSEE is not in default under this LEASE CONTRACT, LESSOR hereby grant to LESSEE the exclusive formal and binding option to purchase the LEASED PROPERTY at any time from the commencement date of the LEASE CONTRACT until November lst of the tenth year of the LEASE CONTRACT. The purchase price will be the sum of a) the present value of the remaining rent due under the LEASE CONTRACT discounted at a rate of seven percent (7%) plus b) the then present value of $3,050,000.00 (THREE MILLION FIFTY THOUSAND DOLLARS) U. S. Currency, as receivable at the end of year ten (10) of the LEASE CONTRACT discounted at a rate of seven percent (7%) ("Option Price"). The LEASED PROPERTY shall be delivered free of all claims, liens, encumbrance and limitation of ownership, and current in the payment of the property taxes. All taxes, rights fees and expenses derived from the execution of the final purchase and sale deed shall be paid by the LESSEE with the exception of the income tax resulting from this transaction which will be paid by the LESSOR.

LESSEE shall notify LESSOR in writing of its intention to exercise its option no later than the first business day of November of the year prior to the intended purchase year (for purchasing years 1 through 10). The purchase of the LEASED PROPERTY must be closed and the Purchase Price delivered to LESSOR within the first calendar month of the intended purchase year. Notwithstanding the foregoing, LESSEE may notify LESSOR of its intention to exercise its option, at any time during the tenth year of the Lease (until November 1st) and the purchase must be closed no later than January 1st of the eleventh year. In the event the ten year lease term has expired prior to the date of Closing on the LEASED PROPERTY, the LEASE CONTRACT shall be extended until the date of Closing on the same terms and conditions as set forth in the LEASE CONTRACT, except that there shall be no further option to purchase associated therewith.

LESSEE shall be responsible for all costs and expenses associated with the transfer of the LEASED PROPERTY from LESSOR to LESSEE, including but not limited to the following charges: duties, registration and notarial fees, transfer taxes, but specifically excluding income taxes, legal fees incurred by LESSOR and real estate broker's commissions incurred by LESSOR. LESSOR shall transfer the LEASED PROPERTY free of all liens and encumbrances.

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FOURTEENTH.- SURRENDER.-

Upon termination of the LEASE CONTRACT and in the event LESSEE has not exercised its option to purchase the LEASED PROPERTY, then the LEASED PROPERTY and all improvements thereon shall be returned to the LESSOR in its improved state, and in a condition of good repair, free, clear and unencumbered, unless LESSEE receives the written confirmation from LESSOR that said alterations or improvements made on the LEASED PROPERTY may remain therein, at no cost to LESSOR; therefore, LESSEE shall waive its rights set down in Article 2322 of the Civil Code for the State of Chihuahua.

If upon termination of the LEASE CONTRACT or any extension thereof, LESSEE does not vacate and deliver the LEASED PROPERTY to LESSOR pursuant to this Clause, LESSEE shall pay as new rent, an amount equal to 135% of the rent currently paid at such time. The acceptance of said payment by LESSOR, does not imply in any manner whatsoever, LESSOR's waiver of any right to recover the LEASED PROPERTY.

LESSEE must surrender and deliver the LEASED PROPERTY into the possession and use of the LESSOR without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time. All signs, inscriptions and installations of like nature made by LESSEE shall be removed at or prior to the expiration of the term of this LEASE CONTRACT or its extensions. All furniture, trade fixtures and business equipment installed by LESSEE shall remain the property of the LESSEE and shall be removed by LESSEE at any time during or at the end of the term unless LESSOR has agreed in writing to accept same and the LESSEE shall, at its own expense, repair all damages resulting from the installation or removal hereof.

FIFTEENTH.- ENVIRONMENTAL CLAUSE.-

LESSEE represents, warrants and guarantees that during the lease term, the LEASED PROPERTY shall be free of any spill, accident of ecological nature, storage or final disposal or recycling of any material or waste that is deemed hazardous or dangerous under the terms of the General Law of Ecological Equilibrium and Environmental Protection, its regulations or the Applicable Mexican Norms, and agrees to save, indemnify, defend and hold LESSOR harmless against any and all liabilities, including penalties, fines and surcharges which LESSOR is required to pay due to any act, omission or misrepresentation of LESSEE, which directly or indirectly results in such liability penalty, including all costs and expense incurred in the cleaning up of the LEASED PROPERTY to meet and comply with the requirements set by the Environmental Authorities and the Mexican Regulations pertaining thereto.

LESSEE acknowledges that the LEASED PROPERTY is hereby delivered by LESSOR in no violation to the Mexican Environmental Regulations.

SIXTEENTH.- SUBROGATION.-

LESSEE agrees, at the request of LESSOR, to subordinate this LEASE CONTRACT to any mortgage placed upon the LEASED PROPERTY, provided that the holder agrees to recognize

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the LESSEE's rights under this LEASE CONTRACT and not to disturb the possession and other rights of LESSEE under this LEASE CONTRACT so long as LESSEE continues to perform its obligations hereunder, and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept LESSEE as tenants of the LEASE CONTRACT and to perform LESSOR's obligations hereunder and LESSEE agrees to recognize such holder or any other person acquiring title to the LEASED PROPERTY as LESSOR. LESSEE and LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

SEVENTEENTH.- MODIFICATIONS TO CONTRACTUAL DOCUMENTS.-

No modification, release or discharge of this LEASE CONTRACT or waiver of any of the provisions thereof, shall be of any force or effect except by an agreement in writing executed by LESSOR and LESSEE.

EIGHTEENTH.- APPLICABLE LAW AND JURISDICTION.-

This LEASE CONTRACT shall be bound and subject to the provisions of the Civil Code for the State of Chihuahua and both parties hereto expressly submit to the jurisdiction of the proper Courts of the City of Juarez, State of Chihuahua, Mexico, waiving any other jurisdiction that they may have a right to, because of their address or any other reason.

NINETEENTH.- NOTICES.-

All notices, demands and request required under this LEASE CONTRACT shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally or if sent by registered or certified mail, return receipt requested, addressed to LESSOR or LESSEE as the case may be, at its respective address last designated by notice to the other party for that purpose. Until LESSOR and LESSEE designates other addresses shall be as follows:

LESSOR:      FABRICANTES TECNICOS, S.A. DE C.V.
             Plutarco E. Calles #1620
             Cd. Juarez, Chih.
             Attn: General Manager

             CC: Carlos Enriquez T., Esq.
             Enriquez, Gonzalez, Aguirre y Ochoa, S.C.
             Boulevard Gomez Morin #7045-1
             32509 Cd. Juarez, Chih.

             CC: Monica Donath Kohnen, Esq.
             Graydon, Head & Ritchey
             1900 Fifth Third Center
             511 Walnut Street
             Cincinnati, OH 45202

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LESSEE:      DELPHI AUTOMOTIVE SYSTEMS, S.A. DE C.V.
             Av. Plutarco E. Calles #1210
             Cd. Juarez, Chih.
             Attn: Administrator Unico y/o Secretario

             CC: Baker & McKenzie Abogados, S.C.
             Paseo Triunfo de la Republica #3304-2
             Cd. Juarez, Chih.
             Attn.: Lic. Raul Jaquez Madrid.

TWENTIETH.- TRANSLATION.-

This LEASE CONTRACT is executed in two counterparts. One in the English language and the other in the Spanish language. In case of any discrepancies between the two texts, the Spanish version shall prevail.

TWENTY-FIRST.- ZONING.-

In the event LESSOR permits LESSEE to change the zoning of the LEASED PROPERTY from industrial to commercial, LESSEE shall, at its cost and expense, be responsible for obtaining the necessary authorization from the Mexican authorities to return the LEASED PROPERTY to industrial zoning acceptable to LESSOR, at least three months prior to the termination of the LEASE CONTRACT.

TWENTY-SECOND.- EMINENT DOMAIN.-

If the whole of the LEASED PROPERTY is taken for any public use under any statute or by right of eminent domain, then, when possession is taken thereunder of the LEASED PROPERTY, the term of this LEASE CONTRACT and all rights of the LESSEE hereunder shall immediately terminate and the rent shall be adjusted as of the time of such termination and any rent paid for a period thereafter shall be refunded.

If a part of the LEASED PROPERTY shall be taken for any public use, under any statute or by right of eminent domain then, this LEASE CONTRACT shall remain in effect as to the remainder of the LEASED PROPERTY not taken by such public authority, provided that said remainder is usable at LESSEE's discretion and, the rent shall be reduced in the proportion the area of the LEASED PROPERTY taken, bears to the total area leased hereunder.

In any event, LESSEE shall not receive any portion of the award of damages granted for any total or parcel taking.

TWENTY-THIRD.- TRANSFER OF THE LEASE CONTRACT.-

LESSEE hereby acknowledges that LESSOR is in the process of conducting a split-off (escision) and, thus, the LEASED PROPERTY shall be transferred to the new Mexican company resulting


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from such split-off, therefore, the holder of this LEASE CONTRACT shall be this latter corporation.

This LEASE CONTRACT is executed by both parties before two witnesses on the 13th day of the month of December of 1996.

                                    "LESSOR"

                       FABRICANTES TECNICOS, S.A. DE C.V.

                               /s/ RANDY R. MARKS
                              -------------------
                              BY: MR. RANDY MARKS
                                ATTORNEY-IN-FACT

                                    "LESSEE"

                     DELPHI AUTOMOTIVE SYSTEMS, S.A. DE C.V

                               /s/ JAMES P. FLANAGAN
                             -------------------------
                             BY: MR. JAMES P. FLANAGAN
                           SECRETARY OF THE CORPORATION